Exhibit 2.1

SECOND AMENDMENT AGREEMENT
TO THE BUSINESS COMBINATION AGREEMENT

This Second Amendment Agreement, dated as of February 9, 2023 (this “Second Amendment Agreement”), to the Business Combination Agreement, dated as of April 25, 2022 (the “Original Business Combination Agreement”), is made and entered into by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), (iii) BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), (v) Newco BAC Holdings, Inc., an exempted company incorporated with limited liability in the Cayman Islands, and (vi) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the “Company”). Capitalized terms used but not defined in this Second Amendment Agreement shall have the respective meanings ascribed to such terms in the Original Business Combination Agreement.

RECITALS

WHEREAS, the parties entered into the Original Business Combination Agreement on April 25, 2022;

WHEREAS, on December 2, 2022, the parties to this Second Amendment Agreement entered into a First Amendment Agreement to amended the Original Business Combination Agreement to extend the Outside Date to January 31, 2023 (the “First Amendment Agreement”);

WHEREAS, Section 11.12 of the Original Business Combination Agreement provides that the Original Business Combination Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each such party; and

WHEREAS, the parties to the Original Business Combination Agreement desire to amend the Original Business Combination Agreement (as amended by the First Amendment Agreement) to further extend the Outside Date to February 28, 2023 (and if such date is not a Business Day, then the next following Business Day).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Second Amendment Agreement and intending to be legally bound hereby, XPAC, PubCo, Merger Sub 1, Merger Sub 2, Newco and the Company hereby agree as follows:

Article 1

Amendment to Original BUSINESS COMBINATION Agreement

Section 10.1(i) of the Original Business Combination Agreement (as amended by the First Amendment Agreement) is hereby deleted in its entirety and replaced by the following:

“(i) by either XPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to February 28, 2023 (and if such date is not a Business Day, then the next following Business Day) (the “Outside Date”).”

Article 2

Effect of Amendment AGREEMENT

Section 2.1            Effectiveness. The parties hereto hereby acknowledge and agree that this Second Amendment Agreement shall be effective as of the date hereof.

Section 2.2            Effect of Amendment Agreement. Except as expressly and specifically amended by this Second Amendment Agreement, the Original Business Combination Agreement (as amended by the First Amendment Agreement) is not otherwise being amended, modified or supplemented and all terms and provisions of the Original Business Combination Agreement are and shall remain in full force and effect in accordance with its terms.

Section 2.3            Interpretation. On and after the date hereof, each reference in the Original Business Combination Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words referring to the Original Business Combination Agreement, and each reference in any other document relating to the “Business Combination Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Original Business Combination Agreement, shall be deemed to be a reference to the Original Business Combination Agreement as amended by the First Amendment Agreement and this Second Amendment Agreement (except that references in the Original Business Combination Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of similar import shall continue to mean April 25, 2022). In the event of any inconsistency or conflict between the terms and provisions of the Original Business Combination Agreement (as amended by the First Amendment Agreement), on the one hand, and this Second Amendment Agreement, on the other hand, the terms and provisions of this Second Amendment Agreement shall govern and control.

Article 3

MISCELLANEOUS Provisions

Section 3.1            Entire Agreement. The Original Business Combination Agreement (as amended by the First Amendment Agreement and this Second Amendment Agreement) (together with the Disclosure Letters), the NDA and the other Transaction Documents constitute the entire agreement among the parties to the Original Business Combination Agreement (as amended by the First Amendment Agreement and this Second Amendment Agreement) relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Non-Binding Letter between XPAC and the Company, dated as of September 23, 2021). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

Section 3.2            Other Miscellaneous Provisions. The provisions contained in Section 11.3, Section 11.5, Sections 11.7 through 11.9 and Sections 11.15 through 11.19 of the Original Business Combination Agreement shall apply mutatis mutandis to this Second Amendment Agreement and are deemed to be incorporated herein by reference.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer and Chairman of the Board of Directors

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

SUPERBAC PUBCO HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

BAC1 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

BAC2 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

NEWCO BAC HOLDINGS, INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Second Amendment Agreement to be duly executed as of the date first above written.

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Chief Executive Officer